Exhibit 10.72

EXECUTIVE CHAIRMAN AGREEMENT

THIS EXECUTIVE CHAIRMAN AGREEMENT (this “Agreement”) is made as of the 5th day of June, 2020 (the “Effective Date”) and is by and between TheMaven, Inc., a Delaware corporation (the “Company”), and John Fichthorn (the “Executive Chairman”).

WHEREAS, the Executive Chairman is presently serving in such capacity with the Company and in the capacity of Chairman of the Company’s Board of Directors (the “Board of Directors”);

WHEREAS, the Company and the Executive Chairman are parties to an Independent Directors Agreement dated in or about August 2018 (the “Prior Agreement”) which the parties wish to terminate and replace with this Agreement as of the Effective Date.

WHEREAS, as of the Effective Date, the Company and the Executive Chairman mutually desire to memorialize the terms under which the Executive Chairman will continue to serve in such capacity and as a director of the Company; and

NOW, THEREFORE, in consideration for the above recited promises and the mutual promises, agreements and covenants of the Company and the Executive Chairman contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive Chairman hereby agree as follows:

1. DUTIES AND EFFORT. The Company requires that the Executive Chairman be available to perform the duties of Executive Chairman customarily related to this function, including (a) acting as chairman of Board of Director’s and stockholder meetings, (b) acting as a liaison between the Company’s senior management and the Board of Directors and its committees, (c) advising the Company’s senior management on matters of Company operations, and (d) overseeing and directing the Company’s efforts to list its common stock on a national securities exchange (the “Listing”) and (e) otherwise performing the duties of Chairman of the Board, as well as such other customary duties the as may be determined and assigned by the Board of Directors as may be required by the Company’s governing instruments, including its certificate of incorporation, bylaws and its corporate governance charters, each as amended or modified from time to time, and by applicable law, rule or regulation, including, without limitation, the Delaware General Corporation Law (the “DGCL”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and any exchange or quotation system on which the Company’s securities may be traded from time to time. The Executive Chairman agrees to devote such time as is reasonably and customarily necessary to perform completely his duties to the Company. The Executive Chairman will perform such duties described herein in accordance with the general fiduciary duty of executive officers and directors arising under the DGCL.

2. TERM. The term of this Agreement shall commence as of the Effective Date and shall continue until the date that the Executive Chairman is no longer serving as a member of the Board of Directors (as the same may be renewed with the approval of the Board of Directors and the Company’s stockholders), or upon his earlier death, incapacity, removal or resignation.

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3. NO EMPLOYMENT RELATIONSHIP. This Agreement is not intended to create an employment relationship between the parties. Rather, it is their intention that the Executive Chairman shall be an independent contractor of the Company. The Executive Chairman shall be solely responsible for the payment or withholding of all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes relating to the compensation he earns under this Agreement. The Executive Chairman shall indemnify and hold the Company harmless from any taxes, penalties, attorney’s fees, and costs incurred by the Company arising out of a breach by the Executive Chairman of the foregoing sentence. The Executive Chairman shall not be eligible to participate in any of the Company’s employee benefit plans.

4. COMPENSATION; EQUITY RESTRICTIONS.

(a) For services to be rendered by the Executive Chairman in any capacity hereunder, the Company agrees to pay the Executive Chairman the following compensation:

(i) such compensation as may be payable to the Chairman of the Board of Directors pursuant to the Company’s Outside Director Compensation Policy as in effect from time to time.

(ii) 750,000 Restricted Stock Units with respect to the Common Stock of the Company (the “RSUs”), which shall vest as follows:

(A)	an aggregate of 250,000 RSUs shall vest on December 31, 2020 subject to achievement of strategic goals to be set by the Board;

(B)	an aggregate of 250,000 RSUs shall vest in six equal monthly installments commencing on January 1, 2021; and

(C)	250,000 RSUs shall vest upon the completion of the Listing, provided the Listing is complete on or before December 1, 2020.

(b) The compensation of the Executive Chairman (including any participation in the Company’s equity incentive plan) may be adjusted from time to time as agreed by the parties or as determined by the Compensation or other similar committee of the Board of Directors.

5. EXPENSES. In addition to the compensation provided in Section 3 hereof, the Company will reimburse the Executive Chairman for pre-approved reasonable business related expenses incurred in good faith in the performance of the Executive Chairman’s duties for the Company. Such payments shall be made by the Company in accordance with its normal policies for senior executives of the Company.

6. TERMINATION. With or without cause, the Company and the Executive Chairman may each terminate this Agreement at any time upon 30 days’ written notice, and the Company shall be obligated to pay to the Executive Chairman the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the Board of Directors or stockholders of the Company from removing the Executive Chairman as permitted under the Company’s certificate of incorporation, bylaws and its corporate governance, each as amended or modified from time to time, and by applicable law, rule or regulation, including, without limitation, the DGCL.

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7. INDEMNIFICATION. The Company shall indemnify the Executive Chairman in his capacity as an officer and director of the Company to the fullest extent permitted by applicable law against all debts, judgments, costs, charges or expenses incurred or sustained by the Executive Chairman in connection with any action, suit or proceeding to which the Executive Chairman may be made a party by reason of his being or having been an officer or director of the Company, or because of actions taken by the Executive Chairman which were believed by the Executive Chairman to be in the best interests of the Company, and the Executive Chairman shall be entitled to be covered by any directors’ and officers’ liability insurance policies which the Company may maintain for the benefit of its directors and officers, subject to the limitations of any such policies. The Company shall have the right to assume, with legal counsel of its choice, the defense of Executive in any such action, suit or proceeding for which the Company is providing indemnification to the Executive Chairman. Should the Executive Chairman determine to employ separate legal counsel in any such action, suit or proceeding, any costs and expenses of such separate legal counsel shall be the sole responsibility of the Executive Chairman. If the Company does not assume the defense of any such action, suit or other proceeding, the Company shall, upon request of the Executive Chairman, promptly advance or pay any amount for costs or expenses (including, without limitation, the reasonable legal fees and expenses of counsel retained by the Executive Chairman) incurred by the Executive Chairman in connection with any such action, suit or proceeding. The Company shall not be obligated to indemnify the Executive Chairman against any actions that constitute, in the reasonable discretion of the Board of Directors, an act of gross negligence or willful misconduct or contrary to the general indemnification provisions of the DGCL or the Company’s certificate of incorporation or bylaws.

8. AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Executive Chairman or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided, however, that any such amendment or waiver shall be unanimously approved by the Board of Directors. No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

9. NOTICES. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided on the signature page hereto or such other contact information as the parties may have duly provided by notice.

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10. GOVERNING LAW; EXCLUSIVE FORUM. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Delaware without reference to that state’s conflicts of laws principles. Any legal action involving the validity, interpretation, or breach of the terms of this Agreement shall be brought exclusively in the courts of the State of New York located in New York County (or, if appropriate, the federal courts within the Southern District of New York, seated in New York County). The parties hereby submit to the exclusive jurisdiction and venue of such courts, and they hereby irrevocably waive, to the fullest extent permitted by law, any objection they may now or hereafter have to the personal jurisdiction or venue of such courts or to any claim of inconvenient forum.

12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Executive Chairman under this Agreement are personal and therefore the Executive Chairman may not assign or delegate any right or duty under this Agreement without the prior written consent of the Company.

13. HEADINGS; CONSTRUCTION. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

15. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

16. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement of the parties, and supersedes any and all other prior and/or contemporaneous understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, all of which are merged herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Executive Chairman Agreement to be duly executed and signed as of the day and year first above written.

THEMAVEN, INC.

By:	/s/ James Heckman
Name:	James Heckman
Title:	CEO

/s/ John Fichthorn
John Fichthorn

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